FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

This first amendment (the “Amendment’’) to the Distribution Agreement dated as of May 31, 2017 (“the Agreement”), by and between The Community Development Fund (“Fund Company”) and Foreside Fund Services, LLC (“Distributor”), is entered into as of January 7, 2019 (the “Effective Date”).

WHEREAS, Fund Company and Distributor (the “Parties”) desire to amend the Agreement to remove Sales Load language in Exhibit B to the Agreement; and

WHEREAS, pursuant to Section 16 of the Agreement all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.	Exhibit B to the Agreement is deleted in its entirety and replaced by Exhibit B attached hereto.
3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORESIDE FUND SERVICES, LLC	THE COMMUNITY DEVELOPMENT FUND
By: /s/ Mark A. Fairbanks	By: /s/ Kenneth H. Thomas
Mark A. Fairbanks, Vice President	Kenneth H. Thomas, President, Chief Executive Officer and Secretary

EXHIBIT B

COMPENSATION

12b-1 PAYMENTS:

At the time of the execution of this novated Distribution Agreement, the Fund Company will provide the Distributor with all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, the “Distribution Plan”). If the Funds have a Board approved Distribution Plan that authorizes them to compensate and reimburse the Distributor for distribution services, then the Funds shall be responsible for all compensation and reimbursements pursuant to this Agreement, or such portions thereof as are authorized under the Distribution Plan.